Exhibit 99.1

Reborn Coffee and KIB Plug Energy Korea Sign MOU for $5 Million Investment

Transformative Agreement Paves the Way for Innovative Collaboration

BREA, Calif., Nov. 28, 2023 (GLOBE NEWSWIRE) -- Reborn Coffee Inc (Nasdaq: REBN), A leader in the specialty coffee industry, today announced the signing of a Memorandum of Understanding (“MOU”) for a strategic investment of $5 million from KI B Plug Energy Korea. This investment is set to transform the coffee service model by combining premium coffee services with electric vehicle (“EV”) charging stations.

This groundbreaking initiative marks a significant advancement in combining sustainable practices with everyday consumer needs. Through this collaboration, Reborn Coffee and KI B Plug Energy Korea are developing a unique way to service coffee that caters not only to the discerning tastes of coffee enthusiasts but also serves the rapidly growing community of EV users.

“The MOU with KIB Plug Energy Korea showcases our deep commitment to innovation and sustainability,” said Jay Kim, CEO of Reborn Coffee. “This investment marks a significant phase in our growth strategy, allowing Reborn Coffee to enhance its current offerings and pave the way for future development. Integrating EV charging stations into our coffee services is a thoughtful approach that broadens our service portfolio and responds to the rising demand for sustainable and convenient options among environmentally aware consumers.”

This expansion strategy not only demonstrates Reborn Coffee’s innovative approach to business but also signifies its dedication to playing a pivotal role in building sustainable communities. By integrating coffee service with EV charging stations, Reborn Coffee is not just transforming the concept of a coffee break but is also contributing to the development of eco-friendly infrastructure in communities.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Form 10-Q for the first quarter of 2023, which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America
REBN@mzgroup.us

949-491-8235

Company Contact:

Reborn Coffee, Inc.
ir@reborncoffee.com